UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 23, 2009
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932

(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502

(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On November 23, 2009, Citizens Republic Bancorp, Inc. (the “Company”) issued a press release announcing Cathleen H. Nash, president and chief executive officer, and Charles D. Christy, executive vice president and chief financial officer, will present at the FBR Capital Markets Fall Investor Conference in New York City on December 1, 2009. The Company is furnishing the press release and management’s presentation materials, which are also posted on the Company’s website at www.citizensbanking.com. The Company is not undertaking to update this presentation. This report should not be deemed an admission as to the materiality of any information contained in the presentation. The full text of the presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit 99.1	Press Release, date November 23, 2009.

Exhibit 99.2	Investor Presentation, Third Quarter 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its:	General Counsel and Secretary

Date: November 24, 2009

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated November 23, 2009.

Exhibit 99.2	Investor Presentation, Third Quarter 2009.